Exhibit 99.1

VSee Health and The TeleDentists Bring the First Virtual Oral Health Compliance Services to PointClickCare Marketplace

SAN JOSE, Calif. -- November 21, 2024 -- VSee Health, Inc. (Nasdaq: VSEE), a provider of comprehensive telehealth services that customize workflow streams, and The TeleDentists, the first-to-market virtual dentistry solution, have partnered to be the first and only PointClickCare Marketplace integrated solution offering virtual oral health compliance services. Through this integration, VSee Health and TeleDentists will provide 24/7/365 on-demand licensed dentists to assist long-term care settings in complying with Centers for Medicare and Medicaid (CMS) oral health care requirements, further improving senior care outcomes.

For more information, visit marketplace.pointclickcare.com/s/partner-app/aFC5G000000fyxIWAQ/teledentistry-for-your-senior-facility.

"VSee Health is thrilled to partner with The TeleDentists in impacting senior oral health and making dental care convenient and accessible to skilled nursing facilities and other long-term care facilities," said Dr. Milton Chen, Co-CEO of VSee Health. "Integrating our digital health platform with PointClickCare's industry-leading healthcare technology platform opens the door for more providers to leverage the strengths of both platforms and to easily access The TeleDentists' services to deliver exceptional care and improve health outcomes for seniors."

Maria Kunstadter, DDS, CEO of The TeleDentists stated, "Teledentistry is a game-changer for senior care facilities, offering timely, accessible dental care that's often a challenge for residents with mobility issues. With VSee technology, we are able to bring dental care to them virtually. Now, we can address oral health needs before they become serious problems, ultimately improving quality of life and reducing overall health risks. Together with VSee, The TeleDentists are using innovation to enhance convenience for patients and staff-it's a critical step toward providing the comprehensive, compassionate care our seniors deserve."

Nursing Home Administrator Suzanne Green Johnston, M.A. offered, "I heartily endorse this innovative program available from TeleDentists! This is a game changer that takes care of training, services and documentation in one easy step. The denture replacement program alone would address the cost, time and discomfort involved in lost dentures for residents, families and staff. Happier residents, happier families, and happier staff means lower turnover! Everybody wins!"

"Our Marketplace Partners provide world-class technology and share our deep commitment to ensuring our customers have access to the most powerful, efficient, and effective solutions," said Mike Boesveld, Director of Marketplace Strategy at PointClickCare. "We are excited to partner with VSeeHealth and TeleDentists to jointly help our mutual clients manage the complex challenges of long-term and post-acute care."

Background: Oral Health of Seniors in Long Term Care Settings

CMS regulation 483.55 requires long-term care programs to provide dental services, including emergency dental care and denture referrals within three days. However, long-term care (LTC) settings often struggle to provide adequate oral care to its residents with 84% of dependent LTC residents not receiving needed dental care. This can be due to lack of oral care training, limited budget, and understaffing, which impacts their ability to safely transport patients for dental exams, especially those with reduced mobility. Research has also shown that some LTC residents may resist receiving dental care while others choose not to report oral issues so as not to "be a bother."

It is important to overcome these barriers, however, because of the important role oral health plays in ensuring good overall health in seniors. Many studies have found links between oral hygiene and cardiovascular disease, diabetes, and pneumonia. Untreated oral health issues can contribute to pain, poor nutrition, and diminished quality of life among the elderly.

Transforming Senior Care through Advanced Telehealth Integration

The new TeleDentists integrated solution on the PointClickCare Marketplace provides a practical and efficient way to provide dental care to patients in LTC settings via telehealth. Powered by VSee Health's customizable digital health platform, The TeleDentists are able to tailor and white-label their video dental visit programs to each client's needs. With this new integration, tracking and documentation can now be automatically synced with the PointClickCare platform, reducing LTC providers' documentation burden and improving care coordination among clinicians and caregivers.

Key Benefits of The TeleDentists PointClickCare Marketplace Integration

•	Provides compliance with CMS regulation 483.55 for Dental Services

•	Improves timely access to oral care and referrals with on-demand 24/7/365 video dentist visits without transportation to dental facilities

•	Lowers transportation risks and costs by reducing the need for in-person visits, exposure to infectious diseases, and fall hazards

•	Reduces documentation burden and improves care coordination by ensuring that all telehealth interactions and patient data are seamlessly recorded in PointClickCare's platform

•	Leads to better senior health outcomes with improved care delivery, increased operational efficiency, and enhanced patient experience for seniors

Commitment to Quality Senior Oral Care

This integration underscores VSee Health and The TeleDentists' commitment to enhancing the quality of senior care through innovative technology. By providing LTC providers with the tools they need to deliver efficient and effective care, this partnership aims to improve the quality of life for seniors through better oral health care.

About VSee

VSee Health's AI telehealth platform is the fastest way for enterprises to go from ideation to market go-live. Field-hardened on over 1.5M HIPAA-compliant video encounters every month, its customizable telehealth building blocks each meet stringent government security standards and are ready to scale. VSee Health has traveled for field deployments to over 50 countries such as Iraq, Syria, Marshall Islands and El Salvador. Its clients include NASA Space Station, US Department of Health and Human Services, McKesson, Magellan, DaVita, GE, countless startups, and the entire country of Qatar.

VSee Health also provides tailored solutions for critical shortage areas such as critical care and teleradiology. It is committed to empowering high quality healthcare access and reducing physician burnout and workforce shortages through its telehealth technology. Visit vseehealth.com.

About The TeleDentists

Founded in 2014, before the COVID-19 pandemic, The TeleDentists is the first-to-market virtual dental care solution for providing essential dental services 24/7/365 wherever a dentist is needed. The TeleDentists' model specializes in Emergency Room diversion to reduce unnecessary Emergency Department visits with a more cost-effective option. Hospitals and outpatient facilities gain access to a team of dental specialists who are trained and educated on treating oral care level one problems. The TeleDentists also white-labels its services as an add-on for telemedicine companies, dental and medical payers, employers, and employee benefits companies. Visit theteledentists.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as "believes," "expects," "intends," "plans," "estimates," "assumes," "may," "should," "will," "seeks," or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company's ability to regain compliance with Nasdaq's listing rules within the required timeframe. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Company's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC's website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contact:

Media Contact:

VSee Health

Anne Chang

1-626-513-1824

media@vsee.com

The TeleDentists

Leah Sigler, RDH, President

1-888-641-5505

leahs@theteledentists.com

Investor Contact:

Dave Gentry

RedChip Companies

1-407-644-4256

VSEE@redchip.com